NOTICE OF SUBSTITUTE TRUSTEE'S SALE

POSTED & FILED
June 16 2026 @10:20 AM
ORALIA YBARRA
District & County Clerk Martin Co., Texas
By [signature], Deputy

Date: June 15, 2026

Mortgage:

Date: January 9, 2026

Grantor: Permex Petroleum US Corporation, a wholly owned subsidiary of Permex Petroleum Corporation

Original Beneficiary: Jeffrey E. Eberwein on behalf of himself and as Collateral Agent for all Debenture Holders: (i) Jeffrey E. Eberwein (ii) Kent Lindemuth; (iii) Ramnarain Jaigobind; (iv) John R. Peckham; (v) Justin Law; (vi) JP Exploration, LLC; (vii) FREX GmbH; and (viii) Bradley Tallion

Current Beneficiary: Jeffrey E. Eberwein on behalf of himself and as Collateral Agent for all Debenture Holders: (i) Jeffrey E. Eberwein (ii) Kent Lindemuth; (iii) Ramnarain Jaigobind; (iv) John R. Peckham; (v) Justin Law; (vi) JP Exploration, LLC; (vii) FREX GmbH; and (viii) Bradley Tallion

Trustee: Jeffrey E. Eberwein

County Where Property is Located: Martin County, Texas

Substitute Trustee:

RYAN J. BIGBEE and/or CASSY McGINNIS and/or KINZIE JOHNSON and/or TAMMY MATHIS and/or SHELLEY NAIL and/or COBY NAIL and/or DONNA TROUT and/or ZANE NAIL and/or ZOEY FERNANDEZ and/or ZIA NAIL and/or DAVID GARVIN

SUBSTITUTE TRUSTEE`S MAILING ADDRESS (including County):

11010 Indiana Avenue, Lubbock, Lubbock County, Texas, 79423

Recording Information:

Mortgage (with Assignment of Leases and Rents, Security Agreement and Fixture Filing) recorded in Instrument No. 260243, Vol. 1090, Page 680, in the Official Public Records of Martin County, Texas

AND

Correction Instrument as to Mortgage (with Assignment of Leases and Rents, Security Agreement and Fixture Filing) recorded in Instrument No. 261864, Vol. 1110, Page 279, in the Official Public

Records of Martin County, Texas.

Property:

See Exhibit "A" attached hereto and incorporated herein.

SENIOR SECURED CONVERTIBLE DEBENTURES:

Date: November 1, 2024

Amount: (i) Jeffrey E. Eberwein in the original principal amount of $776,389;
(ii) Kent Lindemuth in the original principal amount of $5,000,000;
(iii) Ramnarain Jaigobind in the original principal amount of $150,000;
(iv) John R. Peckham in the original principal amount of $100,000;
(v) Justin Law in the original principal amount of $100,000;
(vi) JP Exploration, LLC. in the original principal amount of $50,000;
(vii) FREX GmbH in the original principal amount of $50,000; and
(viii) Bradley Tallion in the original amount of $50,000 (the "Debentures")

Holder: Jeffrey E. Eberwein on behalf of himself and as Collateral Agent for all Debenture Holders: (i) Jeffrey E. Eberwein (ii) Kent Lindemuth; (iii) Ramnarain Jaigobind; (iv) John R. Peckham; (v) Justin Law; (vi) JP Exploration, LLC; (vii) FREX GmbH; and (viii) Bradley Tallion
4 Lockwood Avenue
Old Greenwich, CT 06870

Date of Sale of Property (First Tuesday of the Month):

Tuesday, July 7, 2026

Earliest Time of Sale of Property (Between 10:00 a.m. and 4:00 p.m.):

10:00 o'clock a.m.

Place of Sale of Property:

At or about the bulletin board inside the Northeast entrance to the Martin County Courthouse located at 301 N Saint Peter St, Stanton, TX 79782, and if no area is designated, the sale will be held at the main entrance of the Courthouse in Stanton, Martin County, Texas.

Because of default in performance of the obligations of the deed of trust, the above-named person as Substitute Trustee will sell the property by public auction to the highest bidder for cash at the place and date specified to satisfy the debt secured by the Deed of Trust. The sale will begin at the earliest time stated above or within three (3) hours after that time.

The Deed of Trust may encumber both real and personal property. Notice is hereby given of Holder's election to proceed against and sell both the real property and any personal property described in the Deed of Trust in accordance with the Holder's rights and remedies under the Deed of Trust and Section 9.604 of the Texas Business and Commerce Code.

If Holder postpones, withdraws or reschedules the sale, notice of the date of any rescheduled foreclosure sale will be reposted and refiled in accordance with the posting and filing requirements of the Deed of Trust and the Texas Property Code.

The sale will be made expressly subject to any title matters set forth in the Deed of Trust, but prospective bidders are reminded that by law the sale will necessarily be made subject to all prior matters of record affecting the Property, if any, to the extent that they remain in force and effect and have not been subordinated to the Deed of Trust. The sale will not cover any part of the Property that has been released of public record from the lien and/or security interest of the Deed of Trust by Holder. Prospective bidders are strongly urged to examine the applicable property records to determine the nature and extent of such matters, if any.

Pursuant to Section 51.009 of the Texas Property Code, the Property will be sold "AS IS" without any warranties, express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose shall be conveyed at the sale, save and except the Grantor's warranties specifically authorized by the Grantor in the Deed of Trust. The property shall be offered "AS IS", purchasers will buy the property "at the purchaser's own risk" and "at his peril", and no representation is made concerning the quality or nature of title to be acquired. Purchasers will receive whatever interest Grantor and Grantor's assigns have in the property, subject to any liens or interests of any kind that may survive the sale. Interested persons are encouraged to consult counsel of their choice prior to participating in the sale of the property.

Pursuant to Section 51.0075(a) of the Texas Property Code, Substitute Trustee reserves the right to set further reasonable conditions for conducting the sale. Any such further conditions shall be announced before bidding is opened for the first sale of the days held by Substitute Trustee.

ASSERT AND PROTECT YOUR RIGHTS AS A MEMBER OF THE ARMED FORCES OF THE UNITED STATES. IF YOU OR YOUR SPOUSE IS SERVING ON ACTIVE MILITARY DUTY, INCLUDING ACTIVE MILITARY DUTY AS A MEMBER OF THE TEXAS NATIONAL GUARD OR THE NATIONAL GUARD OF ANOTHER STATE OR AS A MEMBER OF A RESERVE COMPONENT OF THE ARMED FORCES OF THE UNITED STATES, PLEASE SEND WRITTEN NOTICE OF THE ACTIVE-DUTY MILITARY SERVICE TO THE SENDER OF THIS NOTICE IMMEDIATELY.

This notice is an attempt to collect a debt, and any information obtained will be used for that purpose.

Executed this 15th day of June, 2026.

RYAN J. BIGBEE, Substitute Trustee

Posted By
6-16-26